FIRST BLUSH, INC.

LOAN AGREEMENT

THIS LOAN AGREEMENT (tile “Agreement”) is made as of the 18th day of November, 2008 (the “Effective Date”) by and among FIRST BLUSH, INC., a Delaware corporation (tile “Company”), and ROSE HILL GARDENS, LLC (the “Lender”).

RECITAL

WHEREAS, to provide the Company with additional resources to conduct its business, the Lender is willing to loan to the Company up to an aggregate amount of one million dollars ($1,000,000.00), subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company the Lender, intending to be legally bound, hereby agree as follows:

1.           AMOUNT AND TERMS OF THE LOAN(S)

1.1	The Loan(s).

(a)           Subject to the terms of this Agreement. the Lender agrees to lend to the Company up to the amount set forth opposite the Lender's name on SCHEDULE 1 hereto (the “Total Loan Amount” or “Loan”) against the issuance and delivery by the Company of a senior secured promissory note or notes for such amount, in substantially the form attached hereto as EXHIBIT A (each, a “Note” and collectively, the “Notes”).

(b)           If the Company has not previously borrowed the full Loan Amount committed by a Lender as set forth on SCHEDULE 1 hereto, at any time prior to the first (1st) anniversary of the date hereof, the Company may borrow up to the balance of the Loan Amount committed by the Lender (the “Remaining Loan Amount”) as indicated on the Schedule of Purchases attached thereto as SCHEDULE 2 by delivering notice (in accordance with Section 5.5) to the Lender, which notice shall include the amount requested (up to but not exceeding the Remaining Loan Amount). Following receipt of such notice (as determined in accordance with Section 5.5), if Lender and Company agree, in writing, to the amount to be funded (the “Agreed Loan Amount”), Lender shall fund the amount requested by the Company (up to an aggregate of' the Remaining Loan Amount) within three (3) business days of reaching agreement on the Agreed Loan Amount, and the Company shall issue a Note in respect of such additional Loan in accordance with the terms hereof. Schedule 2 hereto shall be appropriately amended in accordance with Section 2.2 below to reflect the additional Loan being made.

2.	CONDITIONS OF LOAN(S)

1.

2.1           Conditions Precedent to Initial Loan. The obligation of Lender to provide the initial loan amount is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)           this Agreement;

(b)           UCC National Form Financing Statement;

(c)           the Security Agreement as defined in Section 5.1; and

(d)           such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

2.2           Conditions Precedent to all Loans. The obligation of Lender to provide each subsequent loan amount after the initial loan amount, is Further subject to the following conditions:

(a)           the Company and the Lender shall have agreed upon the Agreed Loan Amount, in writing; and

(b)           no Event of Default shall have occurred and be continuing, or would exist after issuing such Note. The issuance of each Note shall be deemed to be a representation and warranty by Borrower on the date of such loan as to the accuracy of the facts referred to in this Section 2.2.

This Agreement, including without limitation, the Schedule of Loans and Schedule 1 hereto, may be amended by the Company without the consent of the Lender to reflect the issuance of additional Notes in the event the Company borrows additional funds pursuant to Section 1.1(b) and this Section 2.2. Any Notes sold pursuant to Section 1.1(b) or this Section 2.2 shall be deemed to be “Notes” for all purposes under this Agreement.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to each Lender as follows:

3.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2           Corporate Power. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement, to issue each Note (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Note. The Company's Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation.

2.

3.3           Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Notes has been taken. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.4           Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing.

3.5           Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.6           Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the Notes, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.7           Use of Proceeds. The Company shall use the proceeds of the Loan solely for working capital purposes, and shall not in any event be used for (a) the repayment of indebtedness for borrowed money, redemption or repurchase of securities (other than the repurchase of shares from employees pursuant to the Company's stock option plan), (b) dividends or payments to employees other than regular salaries, relocation expenses and reimbursements for costs incurred on behalf of the Company in the ordinary course of business, or (c) any personal, family or household purpose.

3.

4.	CREATION OF SECURITY INTEREST

4.1           Grant of Security Interest. To secure payment of obligations under the Notes, the Company grants to the Lender a first position perpetual security interest in all of the Company's property, now existing or hereafter arising, including without limitation, all accounts, inventory, equipment, intellectual property, general intangibles, deposit accounts, financial assets, securities, instruments, and all proceeds thereof as provided in that certain Security Agreement by and between the Company and the Lender, of even date herewith (the “Security Agreement”). The Company will not dispose of or encumber any interest in the Collateral (as defined in the Security Agreement) without the written consent of the Lender, in each instance. The Company authorizes the Lender to file such financing statements and take such other action as the Lender deems appropriate in order to perfect this security interest.

4.2           Liabilities Unconditional. The Company is and shall remain absolutely and unconditionally liable for the performance of its obligations under the Loan Documents, including without limitation any deficiency by reason of the failure of the Collateral to satisfy all amounts due to the Lender under any Loan Document.

5.	MISCELLANEOUS

5.1           Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2           Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

5.3           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address set forth on the signature page hereto, and to Lender at the address set forth on the Schedule of Lenders attached hereto or at such other address(es) as the Company or Lender may designate by ten (10) days advance written notice to the other parties hereto.

4.

5.6           Modification; Waiver. Except as permitted pursuant to Section 2.2, no modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Lender. Any provision of the Notes may be amended or waived by the written consent of the Company and the Lender.

5.7            Expenses. The Company and the Lender shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

5.8           Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward Kronish LLP (“Cooley Godward”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Lenders or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Bridge Financing”), including representation of such Lenders or their affiliates in matters of a similar nature to the Bridge Financing. The applicable rules of professional conduct require that Cooley Godward inform the parties hereunder of this representation and obtain their consent. Cooley Godward has served as outside general counsel to the Company and has negotiated the terms of the Bridge Financing solely on behalf of the Company. The Company and each Lender hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Bridge Financing, Cooley Godward has represented solely the Company, and not any Lender or any stockholder, director or employee of the Company or any Lender; and (c) gives its informed consent to Cooley Godward's representation of the Company in the Bridge Financing.

5.9           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Lender, upon any breach or default of the Company under this Agreement or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Lender of any breach or default under this Agreement, or any waiver by any Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

5.10           Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.

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6.

IN WITNESS WHEREOF, the parties have executed this LOAN AGREEMENT as of the Effective Date.

IN WITNESS WHEREOF, the parties have executed this LOAN AGREEMENT as of the Effective Date.

SCHEDULE 1

COMMITTED LOAN AMOUNT

NAME AND ADDRESS	COMMITTED LOAN AMOUNT

Rose Hill Gardens, LLC	$1,000,000

 SCHEDULE 2

SCHEDULE OF LOANS

INITIAL CLOSING (SEPTEMBER ___, 2008):

NAME AND ADDRESS	LOAN AMOUNT

Rose Hill Gardens, LLC	$	[ ]

SECOND CLOSING (_______ ___, 200_):

NAME AND ADDRESS	LOAN AMOUNT

Rose Hill Gardens, LLC	$	[ ]

A-1

EXHIBIT A

FORM OF SENIOR SECURED PROMISSORY NOTE

A-2

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made and entered into as of December 31, 2008 from Rose Hill Gardens, LLC, a California limited liability company (“Seller”) to First Blush, Inc., a Delaware corporation (“Purchaser”).

RECITALS

WHEREAS, Seller desires to sell to Purchaser all raw materials, finished goods and all other assets and reimburse certain payables related to the business of the Purchaser (collectively the “Assets”) set forth on EXHIBIT A hereto for an aggregate purchase price of $828,697.90 (the “Purchase Price”); and

WHEREAS, by this instrument Seller is vesting in Purchaser all right, title and interest in, to and under the Assets.

AGREEMENT

1.           Sale and Assignment of Purchased Assets. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all right, title and interest in, to and under all of the Assets.

2.           Purchase Price. Purchaser shall make payment for the Purchase Price of the Assets to Seller promptly by drawing upon the Seller Secured Debt Facility provided by the Seller or by payment in Cash.

3.           As-Is Transaction. The Seller makes no warranties, express or implied, regarding the condition, merchantability or fitness for a particular purpose of the Equipment. Buyer takes the Equipment on an "as is" basis with all faults.

4.           Further Assurances. Seller and Purchaser each agree to cooperate fully with the other party and to execute and/or cause to be delivered to Purchaser such other assignments, transfers, conveyances and other instruments and documents and to give such further written assurances as may be reasonably requested by any other party to evidence, vest, perfect, confirm, document and carry out the sale of the Assets and Purchaser's ownership of all right, title and interest contemplated hereby.

5.           Governing Law. The internal laws of the State of California, irrespective of its choice of law principles, will govern the validity of this Bill of Sale, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

7.           Counterparts. This Bill of Sale may be executed in any number of counterparts, each of which is an original and all of which taken together constitute one instrument.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Bill of Sale on the date first written above.

ROSE HILL GARDENS, LLC
By: ______________________________
Name: Victoria Briggs
Title: Managing Member

FIRST BLUSH, INC.

By: ________________________________

Name: Daniel Ginsberg
Title: President

EXHIBIT A

ASSETS

Concentrate/Contracts	$387,508.15
Trays	$6,537.60
Bottles	$27,000.00
Finished Juice/Tea	$163,488.00
Payables	$184,316.02
Cumulative Loss 07-08 Owed to RHG	$52,328.91
AR at 12/31/08 Owed RHG	$7,519.22